EXHIBIT 10.3

                           MEMORANDUM OF UNDERSTANDING

     THIS MEMORANDUM OF UNDERSTANDING (this "MOU") is entered into this 28th day of January, 2004, by and between QUIET TIGER, INC., a Nevada corporation, whose address is 668 N. 44th Street, Suite 233, Phoenix, Arizona 85008 ("QT") and the shareholders of DARKNOISE TECHNOLOGIES, LIMITED, Uk registered company number 4450538 and whose registered office is at 6 St Andrew Street London EC4A


1. QT hereby agrees to purchase 100% of the capital stock of DNT from its shareholders, and DNT and its shareholders agree to sell 100% of its capital stock to QT upon the following terms and conditions:


     (a) Upon the execution of this MOU, QT shall pay to DNT a non-refundable deposit of $50,000 (US). The development teams of both parties have compiled an action list of items which includes the audio test matrix to be completed prior to the closing. The details are defined in "Exhibit A" as attached to this agreement.

2. Upon the execution of a mutually acceptable Stock Purchase Agreement ("SPA"), QT shall:

     (a)  pay to DNT $100,000 (US) and.

     (b) deliver to the shareholders of DNT, pro rata, a minimum of 1,000,000 (post reverse) QT shares of common stock. Such stock shall be considered fully paid and non-assessable, and for the purposes of this transaction shall be free of any and all liens and encumbrances as of the date of issue subject to the laws of the United Kingdom. An additional number of QT common shares in excess of the minimum of 1,000,000 (post 10 to 1 reverse share split) common shares may be issued depending on the "QT Stock Price Increase". All stock issuances referred to in this section 2(b) will be issued in accordance with Rule 144 of the Securities Act.

          In the event of a QT Stock Price Increase, an additional percentage of common shares will be issued proportionately to the percentage increase in the QT Stock Price Increase. The QT Stock Price Increase will be calculated based upon the closing stock price of QT upon the execution of this MOU plus one-half (50%) of the increase (if any) in the closing stock price of QT between the date of the execution of this MOU and the date of the execution of the final SPA.

          The closing stock price for purposes of this agreement will be QT's closing stock price as quoted on the OTC Electronic Bulletin Board.

          For example, if the closing stock price of QT between the execution of this MOU and the signing of the final SPA increases 100%, then DNT will receive an additional 50% of the minimum number of shares.

     (c) QT shall enter into employment agreements with Rik Currie, Winston Keech, Paul Ayres and Chris McKee. The details of which shall be agreed with the individuals between the date of this agreement and the date of the final SPA; . Mr. Currie and Mr. Keech shall each receive an annual salary of 50,000 pounds sterling, and Mr. Ayres and Mr. McKee shall receive an annual salary of 100,000 pounds sterling. Mssrs. Currie, Keech, Ayres and McKee shall also each receive 500,000

                                       2
EXHIBIT 10.3 - continued

          options pursuant to QT's Employee Stock Option Compensation Plan (the Plan"). Such options shall vest in accordance with the terms of the Plan.

3. Upon the execution of a mutually acceptable Stock Purchase Agreement ("SPA"), DNT shall:

     (a) deliver to QT all corporate documents, but not limited to such documents as its Corporate Minutes, Incorporation documents, Articles of Association, Shareholder Ledger and accounting books and records, and

     (b) DNT shall cause its shareholders to deliver to QT certificates representing 100% of the issued and outstanding capital stock of DNT upon the closing of the SPA.


4. The SPA shall contain mutually acceptable representations, warranties and such other terms as are customary and usual, and shall be executed, and the transactions contemplated therein shall be consummated, on or before 45 days from the date of this MOA. The SPA shall be contingent upon the approval of the shareholders of DNT approving the sale of 100% of the capital stock of DNT to QT.


5. Upon the closing, DNT shall be a wholly-owned subsidiary of QT. QT represents and warrants that it shall be responsible for any and all costs associated with the on-going operations of DNT upon the closing of the SPA.


6. On or before 60 days from the closing of the SPA, DNT shall deliver to QT its audited financial statements from its inception to the date of the closing of the SPA. and QT shall cause to be filed with the Securities and Exchange Commission a Form SB-2 Registration Statement registering the QT Stock as defined in section 1(c) of this agreement, subject to DNT's timely delivery of its audited financial statements.


7. This MOU is a legally binding obligation upon the parties hereto, and shall be governed by, and construed in accordance with, the laws of the State of Arizona, without regard to conflict of laws principals.


       QUIET TIGER, INC. a Nevada corporation

       By:________________________________

          William H. Whitmore, Chief Executive Officer

       By:_______________________________
          Albert Golusin, Chief Financial Officer


       By:_______________________________
          Wade P. Carrigan, Director

       DARKNOISE TECHNOLOGIES, INC., a UK registered company


       By:______________________________
          Paul Ayres, CEO, Director and Shareholder


       By:_______________________________
          Rik Currie, COO, Director and Shareholder


       By:_______________________________
          Winston Keech, CTO, Director and Shareholder


       By:_______________________________
          Chris McKee, EVP, Director and Shareholder


       By:_______________________________
          Peter Tahany, Non-Executive Director and Shareholder


       By:_______________________________
          Barry Jones, Non-Executive Chairman and Shareholder


       By:_______________________________
          Tim MacLean, Non-Executive Director and Shareholder


       By:_______________________________
          Stephen Dowe, Shareholder


       By:_______________________________
          Winston Keech, On behalf of Quarma Ltd.

                                    Exhibit A

List of goals

Objectives and Deadlines to achieve an integrated version 1.0 release of DarkNoise(TM) Q-Spoiler, within SunnComm's existing DRM proposition.

Following the meeting with Eric Vandewater, Winston Keech and Rik Currie 26th January 2004

1.   Agreed specification:

     a) The DarkNoise system will be designed to comply with the Sony/Phillips Red Book standard (44.1Khz, 16-Bit, Dual Channel etc.).

     b) The DarkNoise system will be used with an original CD-DA file format (the originating file format).

     c) The DarkNoise system will prevent a useable (i.e. noticeably spoiled) compressed file to be generated from the originating file format using the following `lossy' codecs:
          o    Mpeg Layer 3 at 128, 192 and 256kbps bandwidth.
          o    WMA at 128 and 256kbps bandwidth.

     d) The spoiling noise will be designed to remove `user perceived' artefacts on playback, whilst at the same time, maximising spoiling effects (It is to be understood that this could result in a solution that has a spoiling effect that is just noticeable enough to annoy the listener when the compressed MP3/WMA audio content is played. See 3.c).
 Deadline: 2-1-04

2. Determine the method of modulating DarkNoise(TM) technology with the original file format:

     a) To achieve an acceptable level of inaudibility of artefacts when the encoded audio file is played back on a CD-DA Player (both high and low quality devices), and PC (both non-linear and `flat response' soundcards).
     b) To determine whether a `threshold and ramping' method of modulation will produce acceptable (inaudible playback artefacts) results in comparison to a psychoacoustic type model (including pre/post masking solutions).
     c) To achieve a solution that streams the DarkNoise(TM) components with the original audio file (not necessarily in real-time).

Deadline: TBA

3.   Modify the existing DarkNoise(TM) C/C++ encoder module to:

     a) Be integrated into SunnComm's multi-threading server by being DLL file compliant.
     b) Upgrade the encoding engine to take into account any extra parameter settings/ranges to achieve the specification objectives (Win to determine).
     c) Include an adjustable `spoiling/audible playback noise' ratio slider on the encoder API.

Deadline: 2-15-04

Further development activities will include:

4. Commercial laboratory based `Subjective Audio Testing' using the ABX method to:

     a) Underpin the research and development conducted in 2 a), b) and c) above.
     b) Determine whether specific amplifier/graphic equaliser stages cause unwanted audible artefacts on playback of the originating file format.

5. Providing a solution that can be presented to music industry contacts, by SunnComm, for evaluation and external audio testing.

Deadline: 2-15-04

Other desirable features that will be explored at this stage, to enhance the SunnComm/DarkNoise proposition are:

6. The ability to allow a controlled Red Book file to be compressed (within strictly defined business rules) to a WMA audio file format.

Deadline: TBA